                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Amedisys, Inc.:

         We consent to the use of our report dated July 14, 2004, with respect to the Combined Statement of Direct Revenues and Direct Operating Expenses of the Acquired Entities for the year ended December 31, 2003, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP

Baton Rouge, Louisiana
August 18, 2004